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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): January 31, 2003


                            9278 COMMUNICATIONS, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                     333-37654                98-0207906
----------------------------      ---------------------       ------------------
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                       dentification No.)


                1942 Williamsbridge Road, Bronx, New York 10461
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:     (718) 887-9278


                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address if changed since last report)

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ITEM 5.    OTHER EVENTS AND REULATION FD DISCLOSURE.


9278 Communications, Inc. entered into a Merger Agreement dated January 31, 2003 with NTSE Holding Corp. a corporation wholly owned by Sajid Kapadia, the Chairman, Chief Executive Officer and Principal Stockholder of 9278 Communications, which will result in 9278 Communications becoming a privately held corporation, owned by NTSE Holding Corp. Pursuant to this agreement, all of the outstanding shares of 9278 Communications will be cancelled and existing stockholders will receive a cash payment of $.10 per share. The transaction is subject to numerous conditions, including the approval by the stockholders of 9278 Communications. It is expected that a stockholders meeting to approve the transaction will be held in late April, and that the closing of the transaction will occur immediately thereafter.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

                  10.1 Merger Agreement dated January 31, 2003 between NTSE Holding Corp. and 9278 Communications, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       9278 COMMUNICATIONS, INC.
                                       -------------------------
                                             (Registrant)


Date:     February 7, 2003

                                       By: /s/ Sajid Kapadia
                                           ------------------------------------
                                           Sajid Kapadia
                                           Chairman and Chief Executive Officer




                                  EXHIBIT INDEX


Exhibit No.       Description
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  10.1          Merger Agreement dated January 31, 2003 between NTSE
                Holding Corp. and 9278 Communications, Inc.


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